Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

Black Box Corporation
Lawrence, Pennsylvania
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 16, 2014, relating to the consolidated financial statements, the effectiveness of Black Box Corporation’s internal control over financial reporting, and financial statement schedule of Black Box Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014.

/s/ BDO USA, LLP

Chicago, Illinois
May 16, 2014